                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                              CYTEC INDUSTRIES INC.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)

                         -------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________
         4) Proposed maximum aggregate value of transaction:____________________
         5) Total fee paid:_____________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:_____________________________________________
         2) Form, Schedule or Registration Statement No.:_______________________
         3) Filing party:_______________________________________________________
         4) Date Filed:_________________________________________________________

[LOGO] CYTEC


                             CYTEC INDUSTRIES INC.
                            5 GARRET MOUNTAIN PLAZA
                            WEST PATERSON, NJ 07424


Notice of Annual Meeting
of Common Stockholders to be held
May 13, 2002


                                                                  March 28, 2002


To Our Stockholders:

     We will hold the Annual Meeting of Common Stockholders of Cytec Industries Inc. at the Marriott at Glenpointe Hotel, Teaneck, New Jersey 07666, on Monday, May 13, 2002, at 11:00 a.m. The purpose of the meeting is to elect two directors and to transact any other business that properly comes before the meeting.

     You must have been a holder of Common Stock at the close of business on March 14, 2002 to be entitled to notice of and to vote at the meeting or at any postponement or adjournment.

     Since stockholders cannot take any action at the meeting unless a majority of the outstanding shares of Common Stock is represented, it is important that, either, you attend the meeting in person or are represented by proxy at the meeting.

     If you cannot attend the meeting, please promptly sign and date the enclosed proxy and mail it in the enclosed envelope, which requires no postage if mailed in the United States.


                                        By Order of the Board of Directors,

                                        R. Smith
                                        SECRETARY

[LOGO] CYTEC

                             CYTEC INDUSTRIES INC.
                            5 GARRET MOUNTAIN PLAZA
                            WEST PATERSON, NJ 07424

Proxy Statement for
Annual Meeting of Common Stockholders
to be held May 13, 2002


                                                                  March 28, 2002


     This proxy statement contains information relating to the Annual Meeting of Common Stockholders of Cytec Industries Inc., which will be held on Monday, May 13, 2002, beginning at 11:00 a.m., at the Marriott at Glenpointe Hotel, Teaneck, New Jersey 07666, and at any postponement or adjournment of that meeting.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE MEETING?

     At the annual meeting, stockholders will vote on the election of directors. In addition, the Company's management will report on the Company's performance and respond to questions from stockholders.


WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, March 14, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.


WHO MAY ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting in order to obtain an admission ticket.


WHAT IS A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 39,609,718 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.


HOW DO I VOTE?

     The accompanying proxy is solicited by the Company's Board of Directors. If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. Even if you plan to attend the meeting, it is desirable that you return the proxy card to the Company in advance of the meeting.


MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.


HOW DO I VOTE MY SAVINGS PLAN SHARES?

     If you participate in the Cytec Employees' Savings and Profit Sharing Plan, shares of common stock of the Company equivalent to the value of the common stock interest credited to your account under that plan will be voted automatically by the trustee in accordance with your proxy, if the proxy is received by May 7, 2002. Otherwise, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all plan participants.


WHAT ARE THE BOARD'S RECOMMENDATIONS?

     The Board of Directors recommends that you vote for election of the nominated slate of directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with this recommendation.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.


WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Therefore, an abstention or a broker non-vote is neither an affirmative nor a negative vote, and will not have any effect on the outcome of the election.

     A properly executed proxy marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, the terms of which expire at the annual meetings in the following years:

                 2002                 2003                  2004
           ----------------  ----------------------  ------------------
           David Lilley      John E. Akitt           Chris A. Davis
           Jerry R. Satrum   Frederick W. Armstrong  William P. Powell
                             James R. Stanley


     In addition, one director is elected annually by the holder of the Company's Series C Cumulative Preferred Stock. Currently, that director is Louis
L. Hoynes, Jr., and he has already been reelected to a term expiring at the 2003 annual meeting.

     At the meeting, the Board of Directors will nominate David Lilley and Jerry
R. Satrum for election as directors for three-year terms ending in 2005.

     If at the time of the meeting any or all of the nominees is not available to serve as director, an event which the Board does not anticipate, the proxies will be voted for a substitute nominee or nominees designated by or at the direction of the Board, unless the Board has taken prior action to reduce its membership.

BOARD OF DIRECTORS MEMBERSHIP

     Set forth below is certain information concerning the nominees and the other directors of the Company whose terms of office will continue after the meeting.

     JOHN E. AKITT, age 69, has been a director of the Company since October 1999. Mr. Akitt retired as Executive Vice President of Exxon Chemical Company in 1998, having served in that capacity since 1992. Mr. Akitt is a director of Dofasco Inc. and Georgia Gulf Corporation.

     FREDERICK W. ARMSTRONG, age 71, has been a director of the Company since its formation in December 1993. Before his retirement from American Cyanamid Company ("Cyanamid") in 1992, he served for many years as Director of Cyanamid's Corporate Development and Planning Division and, from 1985 until his retirement, as a vice president of Cyanamid.

     CHRIS A. DAVIS, age 51, has been a director of the Company since April 2000. Ms. Davis is Chief Operating and Financial Officer of McLeodUSA Incorporated, an integrated communication services provider, and a Special Limited Partner in Forstmann Little & Co., a principal investor in McLeod, having served in those capacities since August 1, 2001. Prior to her position at McLeod, Ms. Davis was Executive Vice President and Chief Financial and Administrative Officer of ONI Systems Corp. from May 1, 2000, and prior thereto was Executive Vice President and Chief Financial and Administrative Officer and a director of Gulfstream Aerospace Corp. and, upon General Dynamics Corporation's acquisition of Gulfstream in July 1999, a vice president of General Dynamics Corporation. Before joining Gulfstream in 1993, Ms. Davis held numerous financial positions during her 17 year career at General Electric Company. McLeodUSA Incorporated filed for a prenegotiated restructuring under Chapter 11 of the U.S. bankruptcy code on January 31, 2002. Ms. Davis is a director of McLeodUSA Incorporated, Wolverine Tube, Inc. and Rockwell Collins, Inc.

     LOUIS L. HOYNES, Jr., age 66, has been a director of the Company since December 1994. Mr. Hoynes is Executive Vice President and General Counsel of Wyeth (formerly known as American Home Products Corporation), having served in that capacity since 1990. Prior to that he was a partner in the law firm of Willkie Farr & Gallagher. He serves as the director of the Company elected by the holder of the Company's outstanding Series C Cumulative Preferred Stock.

     DAVID LILLEY, age 55, has been a director of the Company since January 1997. Mr. Lilley is Chairman (since January 1999), President (since January
1997) and Chief Executive Officer (since May 1998) of the Company. From 1994 until January 1997, he was a vice president of American Home Products Corporation, responsible for its Global Medical Device business. Prior to that time, he was a vice president and a member of the Executive Committee of Cyanamid.

     WILLIAM P. POWELL, age 46, has been a director of the Company since its formation in December 1993. Mr. Powell is a Managing Director of Saratoga Partners LLC, a private equity firm, having served in that capacity since May 2001. Prior thereto, he had been Managing Director, Corporate Finance, of UBS Warburg LLC and its predecessor, Dillon, Read & Co. Inc., since January 1991. Mr. Powell is a director of International Executive Service Corps.

     JERRY R. SATRUM, age 57, has been a director of the Company since May 1996. Before his retirement from Georgia Gulf Corporation in 1998, he served as Georgia Gulf's Chief Executive Officer (1991-1998), President (1989-1997) and Vice President - Finance and Treasurer (from its inception until 1989). Mr. Satrum has been a director of Georgia Gulf Corporation since its inception.

     JAMES R. STANLEY, age 58, has been a director of the Company since October 2001. Mr. Stanley is President and Chief Executive Officer of Howmet Corporation, a manufacturer of turbine engine components used in jet aircraft and industrial gas power generation that is a wholly-owned subsidiary of Alcoa Inc., having served in that capacity since July, 2000. Prior to that, Mr. Stanley had served as a Senior Vice President of Howmet for more than five years.


COMMITTEES OF THE BOARD

     Set forth below is certain information about the five Committees of the Board of Directors.

     o AUDIT COMMITTEE. This committee is comprised of three directors, each of whom is financially literate and is "independent" from management of the Company, as defined in the New York Stock Exchange listing standards. The principal function of this committee is to assist the full Board in the areas of financial reporting and accounting integrity. Ms. Davis and Messrs. Powell and Satrum are the members of this committee, which held five meetings during 2001.

     o COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE. This committee is comprised entirely of non-employee directors. This committee approves compensation arrangements for the Company's officers and directors, administers certain compensation plans and makes related recommendations. Messrs. Akitt, Armstrong, and Satrum are the members of this committee, which held three meetings during 2001.

     o NOMINATING COMMITTEE. This committee, which was established in May, 2001, is comprised entirely of non-employee directors. This committee makes recommendations to the Board on candidates for election to the Board and committee assignments. The Nominating Committee will consider nominees recommended by shareholders who submit such recommendations in writing to the Secretary of the Company and include the candidate's name, biographical data and qualifications and comply with such other procedural requirements as the Committee may establish from time to time. Messrs. Powell and Satrum are the members of this committee, which held two meetings during 2001.

     o PENSION COMMITTEE. This committee reviews actions taken by the Committee on Investment of Pension Funds (which oversees investments of the Company's funded benefit plans). Messrs. Armstrong and Powell are the members of this committee, which held two meetings during 2001.

     o ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE. This committee serves as the environmental oversight committee referred to under "Certain Relationships and Related Transactions." It reviews, monitors and, as it deems appropriate, advises the Board of Directors with respect to the policies and practices of the Company in the areas of occupational health and safety and environmental affairs. Messrs. Akitt and Hoynes are the members of this committee, which held two meetings during 2001.

OTHER BOARD MATTERS

     Our Board of Directors held five meetings during 2001. All members of the Board attended at least 75% of the meetings of the Board and of the Committees on which they served held during the periods they served as directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of the copies of the forms received by it, the Company believes that during 2001 all filings required under Section 16(a) of the Securities Exchange Act of 1934 were complied with by its directors, officers and greater than ten-percent beneficial owners.

                 CYTEC STOCK OWNERSHIP BY DIRECTORS & OFFICERS

     The following table sets forth, as of February 1, 2002, the total beneficial ownership of the Company's Common Stock by the Company's directors and the five executive officers named in the Summary Compensation table (see the "Executive Compensation" portion of this proxy statement):


                               BENEFICIAL STOCK OWNERSHIP OF DIRECTORS & OFFICERS

                                                        RECORD &     SAVINGS     DEFERRED     STOCK      TOTAL
                                                      STREET NAME  +  PLAN     +   STOCK   +  OPTION  =  BENEFICIAL
NAME                                                   SHARES(1)     SHARES(2)   SHARES(3)   SHARES(4)   OWNERSHIP
----                                                   ---------     ---------   ---------   ---------   ---------
J. E. Akitt . . . . . . . . . . . . . . . . . . . . .    1,606             --          --       4,500       6,106
M. S. Andrekovich . . . . . . . . . . . . . . . . . .   17,624            303       2,777      33,332      54,036
F. W. Armstrong . . . . . . . . . . . . . . . . . . .   18,441             --          --      28,500      46,941
W. N. Avrin . . . . . . . . . . . . . . . . . . . . .   30,778          8,547          --      94,214     133,539
J. P. Cronin(5) . . . . . . . . . . . . . . . . . . .   84,057         22,486      48,156     329,216     483,915
C. A. Davis . . . . . . . . . . . . . . . . . . . . .    1,199             --          --       3,000       4,199
L. L. Hoynes, Jr.(6)  . . . . . . . . . . . . . . . .       --             --          --          --          --
E. F. Jackman . . . . . . . . . . . . . . . . . . . .   17,141             --          --     173,499     190,640
D. Lilley(5). . . . . . . . . . . . . . . . . . . . .   83,417          3,786      72,609     759,999     919,811
W. P. Powell  . . . . . . . . . . . . . . . . . . . .    8,000             --          --      28,500      36,500
J. R. Satrum  . . . . . . . . . . . . . . . . . . . .   11,395             --          --      19,500      30,895
J. R. Stanley   . . . . . . . . . . . . . . . . . . .    1,528             --          --          --       1,528
All named persons, directors
  and officers as a group
  (16 persons)(5) . . . . . . . . . . . . . . . . . .  371,250         54,867     144,390   1,755,697   2,326,207

-----------------
(1) Includes Performance and Restricted Shares which are subject to possible forfeiture if conditions to vesting are not met. In the case of Mr. Powell, also includes shares held in Powell Family Foundation.
(2) Represents the officers' proportionate share of Company Common Stock held by the Cytec Employees' Savings & Profit Sharing Plan.
(3) Shares issuable under 1993 Stock Award and Incentive Plan following termination of employment.
(4) Shares which may be acquired within 60 days through the exercise of stock options, regardless of whether the exercise price is below, at or above the current market price of Cytec common stock.
(5) The number of shares shown excludes the following shares as to which beneficial ownership is disclaimed: 2,900 shares owned by Mr. Cronin's wife; 200 shares owned by Mr. Lilley as custodian for a minor child; and 4,100 shares for all directors and officers as a group.
(6) The table does not include any shares of Common Stock or Preferred Stock beneficially owned by Cyanamid. See "Security Ownership of Certain Beneficial Owners." Mr. Hoynes disclaims beneficial ownership of any shares of Common Stock and Preferred Stock beneficially owned by Cyanamid.

     As of February 1, 2002, Mr. Lilley beneficially owned approximately 2.3%, Mr. Cronin owned beneficially approximately 1.2%, no other officer or director individually owned beneficially as much as 1%, and all officers and directors as a group owned beneficially approximately 5.6%, of the total shares of outstanding Common Stock.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AS OF DECEMBER 31, 2001

                                                                               AMOUNT AND
                                                                          NATURE OF BENEFICIAL      PERCENT OF
     TITLE OF CLASS         NAME AND ADDRESS OF BENEFICIAL OWNER               OWNERSHIP              CLASS
     --------------     --------------------------------------------      --------------------      ----------
Series C Cumulative     MDP Holdings, Inc.(1)                                  4,000 Shares             100%
Preferred Stock         5 Giralda Farms
                        Madison, NJ 07940

Common Stock            Vanguard Fiduciary Trust Company                   3,040,474 Shares            7.7%
                        on behalf of the Cytec Employees'
                        Savings and Profit Sharing Plan(2)
                        500 Admiral Nelson Blvd.,
                        Malvern, PA 19355

Common Stock            David J. Greene & Company, LLC(3)                  1,995,900 Shares            5.0%
                        599 Lexington Avenue
                        New York, NY 10022

---------------
(1) Wyeth, Five Giralda Farms, Madison, New Jersey 07940, is the beneficial owner of 100% of the outstanding common stock of Cyanamid, which in turn owns 100% of MDP.
(2)  Per Schedule 13G, Amendment No. 9, dated February 13, 2002.
(3)  Per Schedule 13G, dated February 14, 2002.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MDP Holdings, Inc., a wholly-owned subsidiary of Cyanamid, owns 4,000 shares of the Company's Series C Cumulative Preferred Stock, which Cyanamid obtained in connection with the spin-off of its chemicals business into Cytec Industries Inc. Aggregate liquidation and redemption value of the Series C Stock is $100,000. The Series C Stock, which is not transferable, gives MDP the right to elect one director (currently Mr. Hoynes) and contains certain restrictive covenants, violation of which would give the holder the right, among others, to approve capital expenditures and elect a majority of the Board. The Company may redeem the Series C Stock only after certain liabilities assumed from Cyanamid have been reduced below threshold levels and after the Company has achieved certain financial ratios for a set period of time.


     In connection with the spin-off, financial responsibility for substantially all the liabilities of Cyanamid's chemicals businesses was assumed by the Company. Under the spinoff agreements, the Company is required to establish an environmental oversight committee of the Board of Directors, consisting of two members, one of whom is the director appointed by MDP as holder of the Series C Preferred Stock. This committee reviews and approves the Company's annual environmental remediation plan and reviews compliance with the plan and environmental administration standards and makes recommendations to the Board concerning, and reviews and approves proposed challenges to governmental requirements relating to, environmental liabilities assumed from Cyanamid. The Company must also pay an annual fee, approximately $360,000 in 2001, for oversight services rendered by Cyanamid's environmental affairs department.

     In connection with the spinoff, the Company and Cyanamid entered into a number of other service agreements, leases and supply agreements. Pursuant to the one surviving agreement, the Company paid approximately $4.7 million to Cyanamid in 2001.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

                                                                  LONG TERM COMPENSATION
                                                                  ----------------------

                                                                        AWARDS
                                                ANNUAL            ----------------------
                                            COMPENSATION(1)(2)    RESTRICTED  SECURITIES
                                           ---------------------    STOCK     UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR    SALARY       BONUS    AWARDS(3)   OPTIONS(4)   COMPENSATION(5)
---------------------------         ----   --------    ---------  ---------   ----------   ---------------
D. Lilley . . . . . . . . . . . . . 2001   $650,000    $       0  $ 707,710      130,000      $ 57,695
  Chairman, President and           2000   $600,000    $ 787,500  $ 749,462      130,000      $ 30,000
  Executive Officer                 1999   $540,000    $ 309,713  $ 375,339      280,000      $ 27,000

J. P. Cronin  . . . . . . . . . . . 2001   $345,000    $       0  $ 283,084       60,000      $ 25,880
  Executive Vice President          2000   $313,000    $ 302,000  $ 299,785       52,000      $ 15,650
  and Chief Financial Officer       1999   $300,000    $ 109,412  $ 154,205       52,000      $ 15,000

M. S. Andrekovich . . . . . . . . . 2001   $240,000    $       0  $ 137,496       25,000      $ 82,872
  Vice President - Human            2000   $230,000    $ 181,000  $ 145,608       25,000      $150,383
  Resources (since August 1999)     1999   $ 75,000    $  23,467  $ 100,104       12,500      $ 92,339

W. N. Avrin . . . . . . . . . . . . 2001   $245,000    $       0  $ 137,496       25,000      $ 15,123
  Vice President - Corporate        2000   $210,000    $ 130,000  $  81,361       16,000      $ 10,500
  and Business Development          1999   $191,000    $  55,110  $  36,319       14,040      $  9,550
  (since December 1999)

E. F. Jackman(6)  . . . . . . . . . 2001   $260,000    $       0  $ 177,922       28,000      $ 18,366
  Vice President, General           2000   $250,000    $ 197,000  $ 188,430       31,000      $ 12,500
  Counsel and Secretary             1999   $241,000    $  66,299  $  84,114       31,000      $ 12,050

---------------
(1) Includes amounts earned with respect to fiscal year, whether paid in that year or deferred.
(2) There was no "Other Annual Compensation" paid, payable or accrued to any of the named officers during any of the three years greater in amount than the lesser of $50,000 or 10% of such officer's annual salary plus bonus in the applicable year.
(3) Represents the value at the date of grant of Performance Shares and Restricted Shares granted during 2001 under the Company's 1993 Plan. Performance shares vest, in the case of the 1999, 2000 and 2001 grants, after completion of the respective 2001, 2002 and 2003 performance periods, depending upon the achievement of earnings targets. The target for the 2001 performance period was not achieved and the Performance Shares granted in 1999 which would thereupon have vested in January 2002, were canceled. At December 31, 2001, after giving effect to vestings and forfeitures occurring in January 2002 with respect to the 2001 performance period, the total Performance and Restricted Shares held by the named officers had values as follows: Mr. Lilley 51,250 shares--$1,383,075; Mr. Cronin 20,500 shares--$553,500; Mr. Jackman 11,140 shares--$300,789; Mr. Andrekovich 11,957 shares--$322,839; and Mr. Avrin 8,348 shares--$225,396. Holders of
     Performance Shares and Restricted Shares are entitled to vote and receive any dividends declared on such shares.
(4)  Options were granted without tandem SARs.
(5) The amounts listed for each named officer consist of matching contributions and profit sharing contributions to the Cytec Employees' Savings and Profit Sharing Plan and the Cytec Supplemental Savings and Profit Sharing Plan with respect to the employees' base salary and, commencing in 2001, also with respect to the employees' bonus paid in that year. For 1999 and 2000 the amounts listed also include a cash award made to each U.S. employee under the since-expired Employee Cash Bonus Program in recognition of 1999 and 2000 Company performance. Amounts with respect to Mr. Andrekovich for 1999 also include a hiring bonus and for 1999, 2000 and 2001 include moving expenses and related taxes reimbursed under his hiring agreement.
(6) Mr. Jackman retired effective December 31, 2001. In connection with his retirement, Mr. Jackman received $444,250, an amount equivalent to one year's salary and average bonus pursuant to the Executive Income Continuity Plan plus vacation pay. The following tabulation shows, as to the executive officers named, information with respect to employee stock options.


                          STOCK OPTION GRANTS IN 2001

                                                                                               POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                            PERCENT OF TOTAL                                  ANNUAL RATES OF STOCK
                                                OPTIONS                                       PRICE APPRECIATION FOR
                                               GRANTED TO         EXERCISE                          OPTION TERM
                              OPTIONS         EMPLOYEES IN        PRICE PER    EXPIRATION   --------------------------
NAME                       GRANTED (SHARES)   FISCAL YEAR          SHARE          DATE            5%           10%
----                       ---------------- -----------------     ---------    ----------   -------------  -----------
D. Lilley . . . . . . . .      130,000            13.8%             $33.63       1/21/11     $2,749,444     $6,967,672
J. P. Cronin  . . . . . .       60,000             6.4%             $33.63       1/21/11     $1,268,974     $3,215,849
W. N. Avrin . . . . . . .       25,000             2.7%             $33.63       1/21/11     $  528,739     $1,339,937
M. S. Andrekovich . . . .       25,000             2.7%             $33.63       1/21/11     $  528,739     $1,339,937
E. F. Jackman . . . . . .       28,000             3.0%             $33.63       1/21/11     $  592,188     $1,500,729

-------------
Options become exercisable in cumulative amounts of one-third of the amount of the grant one-year after the date of grant and each year thereafter. Stock appreciation rights were not granted.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES(1)

                                                                                                       VALUE OF
                                                                   NUMBER OF                          UNEXERCISED
                                                                  UNEXERCISED                         IN-THE-MONEY
                                                                  OPTIONS HELD                         OPTIONS AT
                                # SHARES                       AT FISCAL YEAR END                   FISCAL YEAR END(3)
                                ACQUIRED      VALUE       -------------------------------     -------------------------------
NAME                          ON EXERCISE    REALIZED     EXERCISABLE(2) UNEXERCISABLE(2)     EXERCISABLE(2) UNEXERCISABLE(2)
----                          -----------   ----------    -------------- ----------------     -------------- ----------------
D. Lilley . . . . . . . . . .        --             --        579,999        440,001             $1,336,036     $834,589
J. P. Cronin. . . . . . . . .        --             --        274,549        172,001             $2,410,923     $202,589
M. S. Andrekovich . . . . . .        --             --         16,666         45,834             $   41,665     $ 52,866
W. N. Avrin . . . . . . . . .        --             --         75,868         40,347             $  776,265     $ 58,047
E. F. Jackman . . . . . . . .    61,700     $1,731,001        143,499         59,001             $  626,538     $120,776

-------------
(1)  The named officers do not hold stock appreciation rights.
(2) Options become exercisable in cumulative amounts of one-third of the amount of the grant one year after the date of grant and each year thereafter.
(3) Total value of options based on fair market value of Company stock of $27.00 per share as of December 31, 2001.

                     EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     All salaried Company employees in the United States, including the named officers, have signed the Company's standard form employment agreement. The agreement provides for the initial salary paid to the employee for services performed by the employee, the confidentially and non-use of proprietary information, assignment of inventions and improvements, a non-competition clause and termination of employment. The notice of termination period is one month, except in the case of termination for cause when no prior notice is required.

     The restricted stock awards (including performance stock awards), stock options and deferred stock awards referred to in the Beneficial Stock Ownership of Directors & Officers table, the Summary Compensation table and under "Compensation of Directors" are awarded under the 1993 Stock Award and Incentive Plan. In the event of a "change in control" (as defined in the 1993 Plan), (i) any award under that Plan carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested, (ii) the restrictions, deferral limitations, payment conditions and forfeiture applicable to any other award granted under the 1993 Plan will lapse and such awards will be deemed fully vested and (iii) any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

     The Board of Directors has adopted an executive income continuity plan to aid in the retention of key employees and to reinforce and encourage the continuing attention, dedication and loyalty of executives in the senior management group without the distraction of concern over the possibility of involuntary or constructive termination of employment resulting from unforeseen developments, by providing income continuity for a limited period. The plan provides for payments to members upon termination of employment, unless such termination is (i) on account of death or retirement, (ii) by the Company for disability or cause, or (iii) by the member without good reason (as defined in the plan). Generally, "good reason" for termination by a member involves actions by the Company inconsistent with the member's status or with the Company's traditional compensation policies. Members of the plan consist of the chairman, president, corporate vice presidents, and such other employees as are designated by the Compensation and Management Development Committee. In general, the plan provides for payments upon termination of employment of an amount equal to annual salary and bonus (three times annual salary and three times bonus after a "change in control" as defined in the plan). The plan also provides for certain miscellaneous payments, including relocation payments, legal fees, and expenses incurred in seeking new employment. The benefits of this Plan are not available to any employee who is then currently eligible to retire with a pension based on credited service to age 65 or, in any event, for any period beyond the employee's sixty-fifth birthday.

     Under the Company's Executive Supplemental Employees Retirement Plan, in the event of a change in control, certain employees, including each officer named in the Summary Compensation Table, are automatically elected members of the plan. In this event, each such officer will be credited with five additional years of service (but not beyond age 65), there will be included in pensionable compensation the amount, if any, by which such officer's target incentive compensation exceeds one third of base compensation and, under certain conditions the value of the benefit under this plan, as well as the benefit under other non-qualified pension plans, would be paid immediately as a lump-sum distribution.

     The Board of Directors has adopted a Compensation Taxation Equalization Plan providing for the payment to any employee, officer or director who becomes subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986 of reimbursement for the tax, plus all taxes imposed upon the reimbursement. A 20% excise tax applies to compensatory payments (i) the present value of which equals or exceeds three times the "base amount" of the recipient and (ii) that are contingent upon change "in the ownership or effective control" of the Company. The "base amount" is the average annual compensation included in taxable income over the five-year period ending before the year during which the change in the ownership or effective control occurs.

                           -------------------------

     THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT, THE PERFORMANCE GRAPH AND THE AUDIT COMMITTEE REPORT THAT FOLLOW DO NOT CONSTITUTE SOLICITING MATERIAL AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED "FILED" UNDER SAID ACTS.

            COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's compensation philosophy emphasizes long-term performance and success as exemplified by the program's structure. The Company maintains lower fixed-costs associated with its cash compensation programs and correspondingly offers significant upside potential based upon achievement of stock-based, financial, and individual goals. As an example, approximately 80% of the Chief Executive Officer's ("CEO") targeted compensation is at risk. The Company's executive compensation program is primarily set to be competitive with mid-sized specialty chemical companies which the Company views as competitors for business, employee talent, and stockholder investments.

ROLE OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

     The Compensation and Management Development Committee of the Company's Board of Directors (the "Committee") is composed entirely of independent outside directors. The Committee's responsibilities include the administration of the compensation program for the Company's executive officers, consisting at January 1, 2002 of eight executives. Specific duties include determining the executive salaries, setting the performance criteria for annual and long-term incentive plans, determining their awards under the annual incentive program, and administering the Company's 1993 Stock Award and Incentive Plan.

COMPENSATION COMPONENTS

     BASE SALARIES--Base Salaries are set at competitive levels to attract and retain qualified executives and managers when combined with the other components of the compensation program. Officers' base salaries are reviewed annually by the Committee using compensation information provided periodically by an executive compensation consulting firm. Changes in base salaries are made after considering relative competitive positions, individual performance, and general salary levels within the Company and the comparable industry group.


     ANNUAL BONUSEs--This provides an opportunity to earn an additional cash reward for yearly business success. The incentive targets for officers are expressed as a percentage of the base salary and are reviewed annually by the Committee. Based on competitive compensation information, the Committee makes periodic changes to the target amounts. In addition, the Committee approves the performance goals at the beginning of each fiscal year and then, based on attainment or non-attainment of these corporate performance targets, approves the payment of the bonus amount at the end of the fiscal year. The goals for 2001 target bonuses consisted of specific components weighted as follows: Earnings Per Share (60%); and other specific factors, which are measured subjectively (40%).

     LONG-TERM INCENTIVES--Long-term incentives provide a reward for business success in future years and, being based on performance, are linked to stockholders' interests. The Company's long-term incentives granted in 2001 and payable in future years, consist of two types of grants:

         (1) PERFORMANCE STOCK, which may be earned at the end of the 2003 performance period assuming attainment of specific earnings per share goals set by the Committee.

         (2) STOCK OPTIONS, which encourage executives to enhance the value of the Company's Common Stock by offering them an opportunity to buy the shares at a pre-set price over the term of the option contract.

     Performance stock is the Company's Common Stock registered in the executive's name, carrying dividends (if declared) and voting rights, but restricted from resale until earned by achievement of performance targets, and forfeited if performance targets are not achieved during the performance period. The performance stock grants made in 1999 and prior years were accompanied by related grants of performance cash, which become payable only if the targets for full performance stock vesting are exceeded.

     To enhance alignment with stockholder interests, in 2000 the Committee discontinued granting performance cash awards and it expanded the performance stock element. The vesting of the expanded portion of the performance stock award is based, like the prior performance cash award, on achieving more challenging earnings per share goals than is required for vesting of the basic performance stock award.

     Each year, the Committee determines the amount and proportion of each type of long-term incentive for each officer.

COMPENSATION AT RISK

     The annual bonus and performance stock are "at risk" forms of compensation in that they do not become payable except to the extent that the Company's business objectives are attained. Similarly, stock options are "at risk" in that their value depends upon success in enhancing stockholder value.

ALIGNMENT WITH STOCKHOLDER INTERESTS

     The compensation program is designed to contribute to the long-term success of the Company by meeting the following objectives:

     o To compensate fairly for financial and strategic success and the enhancement of stockholder value.

     o To attract and retain competent managers and professionals who are performance-oriented.

     o To reinforce a commitment to actions which will contribute to the long-term success of the Company.

     o To encourage the ownership of Cytec stock so that management's long-term financial interests are closely linked with success in serving the long-term interests of the Company's stockholders. This objective is demonstrated by having aggressive stock ownership guidelines.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

     Every director, officer and key executive is expected to attain (within a defined time period) and hold an ownership stake in the Company that is a specified multiple of his or her salary. These guidelines, which were increased in 2000, are as follows:

                POSITION                        MULTIPLE OF ANNUAL BASE SALARY
                --------                        ------------------------------
                Chief Executive Officer . . . .                8
                Executive Committee Member. . .                5
                Other Officers  . . . . . . . .                3
                Business Unit Presidents  . . .                3
                Directors . . . . . . . . . . .                5

     Covered employees and members of the Board of Directors, as of December 6, 1999, are expected to be in compliance with these ownership guidelines within five years after adoption. New employees or newly appointed Board members are given five years to meet these guidelines from their date of appointment. The multiple for Directors is based on their annual retainer.

     Shares owned directly or in street name, shares held in the Company's savings plan, vested restricted shares, and deferred shares are counted in the ownership calculation.

CEO COMPENSATION

     Mr. Lilley's salary was increased for 2001 from $600,000 to an annual rate of $650,000, and his target bonus remained at 75% of his base salary. For the 2001 performance period, the Committee determined that the Incentive Compensation and Performance Stock thresholds had not been met and no payout was made to Mr. Lilley under either plan. During 2001, Mr. Lilley was granted an option to purchase 130,000 shares and a performance stock award of 20,815 shares that will vest in three years provided certain financial targets are met. Following the change in base salary, the CEO's base salary and target bonus remained below the peer group's competitive median. In the aggregate, the stock options and performance stock awards granted in 2001 were above the median levels of the peer group.

     TAX-DEDUCTIBILITY OF COMPENSATION--The Committee's policy on the tax deductibility of compensation for the CEO and other executive officers is to maximize the deductibility, to the extent possible and under normal conditions, while preserving the Committee's flexibility to maintain competitive compensation programs and to deal with extraordinary situations. Some compensation may be mandatorily deferred if it is not currently deductible, and in other cases affected executives may be encouraged to elect deferral of compensation that would not be currently deductible. All executive compensation paid and awarded in 2001 is expected to be fully tax deductible either currently or in the future by the Company under the Revenue Reconciliation Act of 1993.

     The Committee believes that the compensation program established for the Company has contributed to retaining and motivating highly qualified management personnel and to the significant increase in stockholder value achieved by the Company since its formation at the end of 1993.

               COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

                                          F. W. Armstrong, Chairman
                                          J. E. Akitt
                                          J. R. Satrum

                                                                January 21, 2002

                               PERFORMANCE GRAPH

     The graph set forth below is based on the assumption that $100 had been invested in the Company's Common Stock and in each index on December 31, 1996, with reinvestment of dividends at market prices. The total cumulative dollar returns represent the value such investments would have had on December 31, 2001.

                 FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN



                              [PERFORMANCE GRAPH]


                               Cytec    S&P 500  S&P Chemicals
                12/31/96        100       100        100
                12/31/97        116       133        123
                12/31/98         52       171        112
                12/31/99         57       208        146
                12/31/00         98       189        128
                12/31/01         66       166        125

                      COMPENSATION UNDER RETIREMENT PLANS

     The Cytec employees' retirement program provides most U.S. employees, including the officers named in the Summary Compensation Table, with an annual defined pension benefit upon retirement which is made up of the sum of three components: (i) a benefit which, in general, is equal to 1.67% of the retiree's average base salary plus actual annual bonus (up to one-third of base salary) during the highest five of the last ten years of service (but not beyond the year 2003) times the number of years of service at Cyanamid, subject to certain adjustments including a social security offset (this benefit component does not apply in the case of Mr. Lilley and Mr. Andrekovich), plus (ii) a benefit which, in general, is equal to 1.33% of the retiree's base salary plus actual annual bonus (up to one-third of base salary) for each year of service at Cytec (for any Cytec employee whose pension calculated as provided in (i) and (ii) above would exceed the limit on benefits payable from a pension plan qualified under the Internal Revenue Code, such excess is payable from the general funds of the Company), plus (iii) for persons whom the Compensation and Management Development Committee has elected to membership in the Executive Supplemental Employees Retirement Plan, in case of retirement on or after age 60 (or earlier in certain circumstances) a supplemental benefit (also payable from general funds of the Company) calculated by (x) determining the benefit under the formula under (i) above based on the highest three of the last ten years of service and utilizing target bonus (not limited to one third of base salary) instead of actual bonus and (y) crediting to the retiree additional years of service under the formula described in (ii) above (but not more than five and not beyond age 65) at a rate of compensation equal to base salary plus target bonus for the final year of actual service.

     The estimated annual pensions payable under this program upon retirement at age 65 and reflecting the normal form of benefit which includes a 50% joint and survivor annuity in favor of the retiree's spouse to the officers named in the Summary Compensation Table, based upon their salaries and target bonuses as of year-end 2001, with years of actual service projected to age 65, are: Mr. Lilley, $215,491; Mr. Cronin, $199,275; Mr. Andrekovich, $99,907 and Mr. Avrin $159,264. Mr. Jackman retired at December 31, 2001 and his annual pensions payable are $134,838.


                           COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company or of any of its subsidiaries and who are not elected by the holders of Preferred Stock are paid a retainer of $20,000 per year. Such directors also receive annual retainers while chairmen ($3,000) or other members ($1,500) of committees of the Board of Directors of the Company on which such directors serve. Each such director is also paid a fee of $1,500 for attendance at a meeting of the Board of Directors or stockholders of the Company and a fee of $2,000 (in the case of Committee Chairman) or $1,000 (in the case of other Committee members) for attending committee meetings, except that the attendance fees are reduced by 50% of the amounts shown in the case of special telephonic meetings of the Board and its Committees. Directors who are employees or who are elected by the holders of Preferred Stock are not entitled to any extra compensation by reason of their directorships or their attendance at meetings of the Board of Directors of the Company, any committee of the Board, or of the stockholders.

     Pursuant to the 1993 Plan, each non-employee director (for purposes of the 1993 Plan, a non-employee director does not include any employee of the Company or its subsidiaries or affiliates or any director elected by the holders of the Preferred Stock) who is elected to serve as a director of the Company for the first time automatically receives a grant of restricted shares of Common Stock equal to the lesser of (a) 7,500 shares and (b) the shares of Common Stock having a fair market value on the date the director is duly elected and qualified of $38,437.50. The restrictions on the shares of Common Stock granted to non-employee directors lapse one-fifth each year over a five-year period commencing on the date of grant if the non-employee director continues to be a director of the Company on each such date. If a non-employee director's service on the Board terminates before the award is entirely vested, any portion of the award that is not vested will revert to the Company; PROVIDED, HOWEVER, that if the non-employee director's service terminates by reason of death or disability (as defined in the 1993
Plan), then any installment with respect to which the grantee had commenced (but not completed) serving the requisite amount of time to vest in such installment, will become vested. If a director elects to defer vesting until the year following his or her 70th birthday, as permitted by the 1993 Plan, then during the extended deferral period there exist certain additional grounds upon which reversion can be waived. In addition, each non-employee director automatically receives an option to purchase 4,500 shares of Common Stock at the time of his election to the Board. In addition, on the date of each annual meeting of stockholders, each continuing non-employee director will automatically receive an option to purchase 4,500 shares of Common Stock, unless the Board acts to reduce the number of shares. All options have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Generally, options granted to a non-employee director are for a term of ten years and become exercisable as to one-third of the shares covered by such options on the first anniversary of the date of grant, and with respect to an additional one-third of the shares covered by such options on each of the next two succeeding anniversaries of the date of grant. Upon the occurrence of a "Change in Control" (as defined in the 1993 Plan), all outstanding options held by non-employee directors become immediately exercisable and all restricted stock awards become immediately nonforfeitable in full.

     Other personal benefit-type compensation for the entire group of directors and officers is not individually significant or reportable.

                             AUDIT COMMITTEE REPORT

     The Audit Committee's powers and responsibilities, and the qualifications required of each of its members, are set forth in the Audit Committee Charter which was adopted by the Board of Directors in April 2000. The full text of the Charter was set forth as Exhibit A to the Company's March 29, 2001 proxy statement.

     RESPONSIBILITIES. The principal function of the Audit Committee is to assist the Board of Directors in the areas of financial reporting and accounting integrity. As such, it meets periodically with the independent auditors, the internal audit function and management, including in executive session. Management is solely responsible for the financial statements and the financial reporting process, including the system of internal controls, and has represented to the Audit Committee and the Board of Directors that the financial statements discussed below were prepared in accordance with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily include some amounts based on management's estimates and judgments. The independent auditors are responsible for expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America.

     INDEPENDENCE. As part of its responsibilities, the Audit Committee reviews the fees paid to the independent auditors for non-audit services and considers the effect of such services and the related fees on KPMG LLP's independence. For the year 2001, total KPMG LLP fees were as follows:

     Audit Fees
     ----------

         Aggregate fees for professional services rendered by KPMG LLP for the audit of the Company's consolidated financial statements for the year 2001, including foreign statutory audit reports and reviews of financial statements included in the Company's quarterly reports on Form 10-Q for such year, were approximately $1.0 million.

     Financial Information Systems Design and Implementation Fees
     ------------------------------------------------------------

         KPMG LLP did not render professional services, or bill fees, for financial information systems design and implementation for the year 2001.

     All Other Fees
     --------------

         Aggregate fees for professional services rendered by KPMG LLP for the year 2001 (other than fees described in "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above) were approximately $1.1 million, including fees for internal audit services of approximately $0.6 million, fees for tax consulting and compliance services of approximately $.4 million and fees for benefit plan audits of approximately $.1 million. In December 2001, the Committee retained Ernst & Young LLP to perform substantially all internal audit work for the Company commencing January, 2002.

     RECOMMENDATION. Acting pursuant to its Charter, the Audit Committee reviewed the Company's audited financial statements at, and for the year ended, December 31, 2001 and recommended to the Company's Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K for its 2001 fiscal year. This recommendation was based on: the Audit Committee's review of the audited financial statements; discussion of the financial statements with management; discussion with the Company's independent auditors, KPMG LLP, of the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); receipt from KPMG LLP of the written disclosures and letter required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees); and discussions with KPMG LLP regarding its independence.

                                                C. A. Davis, Chair
                                                W. P. Powell
                                                J. R. Satrum

                                                                  March 11, 2002

             INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

     The independent certified public accounting firm of KPMG LLP has audited the Company's accounts for the fiscal year ended December 31, 2001. The services provided include an audit of annual financial statements and reviews of quarterly financial information. Representatives of KPMG LLP are expected to be present at the meeting, and will have an opportunity to make a statement and to respond to appropriate questions. The Board of Directors expects to select the independent certified public accounting firm for the 2002 fiscal year at its July meeting.

                   TIMELY SUBMISSION OF STOCKHOLDER PROPOSALS

     We expect to hold the 2003 annual meeting of stockholders on May 12, 2003. Proposals which stockholders intend to present at such meeting must be received by the Company at its executive offices in West Paterson, New Jersey, by November 28, 2002, for inclusion in its notice, proxy statement and proxy relating to that meeting. In addition, the Company's By-Laws provide that in order for any business not specified in the notice of meeting to be properly brought before a stockholders' meeting by a stockholder, the stockholder must have given written notice to the Secretary of the Company which must be received at the principal office of the Company not less than 60 nor more than 90 days prior to the meeting. (If less than 75 days' notice or public disclosure of the date of the meeting was given, then such notice must be received by the close of business on the 15th day following the date of notice or public disclosure of the date of the meeting). The notice must describe the business desired to be brought before the meeting, the name, record address and number and class and series of shares owned by the stockholder and any material interest of the stockholder in such business.

                          ATTENDANCE AT ANNUAL MEETING

     The 2002 Annual Meeting of Stockholders will be held at 11:00 a.m. on May 13, 2002 at the Marriott Glenpointe Hotel, Teaneck, NJ 07666. Admission to the meeting is limited to stockholders of the Company or their designated representatives (including "street name" stockholders who can show that they beneficially owned the Company's Common Stock on the record date). One admission ticket to the meeting is attached to the proxy sent to each stockholder. If you intend to attend the meeting, please detach and retain the admission ticket and check the "will attend" box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

                                 OTHER MATTERS

     The Company will pay the cost of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy material to the beneficial owners of Common Stock. In addition to the use of the mail, proxies may be solicited by employees of the Company personally, by telephone or by telefax. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies at a fee of $6,500 plus reimbursement of its out-of-pocket expenses.

     If any further business not described in this Proxy Statement properly comes before the meeting, the persons named in the enclosed form of proxy will vote, in their discretion, as recommended by the Board of Directors or, if no recommendation is given, all in accordance with their best judgment. The Company did not have notice, in accordance with the By-Law described under "Timely Submission of Stockholder Proposals" of any additional matter intended to be brought before the meeting.



                                                R. Smith
                                                SECRETARY

[FORM OF PROXY]


                                [FRONT OF PROXY]

                             CYTEC INDUSTRIES INC.

                     ANNUAL MEETING OF COMMON STOCKHOLDERS
                                  MAY 13, 2002

                      THIS PROXY IS SOLICITED ON BEHALF OF
                        THE COMPANY'S BOARD OF DIRECTORS

     The undersigned hereby appoints D. Lilley, J. P. Cronin and R. Smith, and each of them jointly and severally, Proxies with full power of substitution, to vote as designated on the reverse side and, in their discretion, upon such other business as may properly come before the meeting, all shares of Common Stock of Cytec Industries Inc. held of record by the undersigned on March 14, 2002 at the Annual Meeting of Common Stockholders to be held on May 13, 2002 or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED
ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE
DIRECTORS.

                           (Continue on reverse side)


                               [REVERSE OF PROXY]

                                                                Please mark
                                                               Your vote as / /
                                                               Indicated in
                                                               This example.


ELECTION OF DIRECTORS - Terms to expire at 2005 Annual Meeting.

        FOR                WITHHOLD             To withhold authority to vote
   the election of         AUTHORITY            for the election of any
     D. Lilley          to vote for the         individual candidate, write that
    J. R. Satrum     election of Directors      person's name on this line.


        / /                  / /
                                ---------------------------------------------

                                                                Will Attend
                                                              Annual Meeting / /

                                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                  PROMPTLY USING THE ENCLOSED ENVELOPE.



SIGNATURE(S)                 SIGNATURE(S)                  DATE           , 2002
            -----------------            ------------------    -----------
Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.